Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$31,296,480
Unrealized Gain (Loss) on Market Value of Commodity Futures	(10,694,832)
Dividend Income	3,919
Interest Income	4,172
ETF Transaction Fees	7,000
Total Income (Loss)	$20,616,739

Expenses
General Partner Management Fees	$141,667
Professional Fees	77,401
Brokerage Commissions	52,864
Directors' Fees and insurance	6,629
NYMEX License Fee	3,541
Total Expenses	$282,102
Net Income (Loss)	$20,334,637

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/21	$277,809,936
Additions (1,000,000 Shares)	13,476,764
Withdrawals (3,100,000 Shares)	(41,490,037)
Net Income (Loss)	20,334,637

Net Asset Value End of Month	$270,131,300
Net Asset Value Per Share (19,684,588 Shares)	$13.72

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596